Exhibit No. 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period ended December 31, 2006 (the “Report”) of The Peoples BancTrust Company, Inc. (BancTrust), as filed with the Securities and Exchange Commission, the undersigned, Chief Executive Officer and Chief Financial Officer of BancTrust, hereby each certify that to the best of our knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of BancTrust as of and for the periods covered in the Report.

/s/ Don J. Giardina
Don J. Giardina President and Chief Executive Officer

/s/ Thomas P. Wilbourne
Thomas P. Wilbourne Senior Vice President and Chief Financial Officer (Principal Accounting Officer)

March 15, 2007

(Date)